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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)


                February 9, 2002 (February 11, 2002, as amended)





                           THE PLASTIC SURGERY COMPANY


             (Exact name of registrant as specified in its charter)




         Georgia                    001-15431                   58-2317410
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)


         509 E. Montecito Street, 2nd Floor, Santa Barbara, California    93103
                  (Address of principal executive offices)            (Zip Code)

       Registrant's telephone number, including area code: (805) 963-0400


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Item 4. Changes in Registrant's Certifying Accountant.

On February 11, 2002, the Company elected to dismiss its Certifying Accountant, Arthur Andersen LLP as a result of the Company's ongoing efforts to reduce general and administrative expenses.

The audit reports from Arthur Andersen LLP on the financial statements of the Registrant as of and for each of the three years in the period ended December 31, 2000, contained a qualified opinion as to the Registrant's ability to continue as a going concern. Except as stated above, the audit reports of Arthur Andersen LLP as of and for each of three years in the period ended December 31, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified as to audit scope or accounting principles. During the Registrant's quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, Arthur Andersen LLP advised the Registrant that, if prior to the completion of the December 31, 2001 audit, the Registrant was unable to demonstrate its ability to fund operations and repay debt as it becomes due for the following 12 months, their audit report on the financial statements as of December 31, 2001 would be modified to include a contingency relating to the Registrant's ability to continue as a going concern.

During the Registrant's three most recent fiscal years and any subsequent interim periods preceding the dismissal, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference to the subject matter of the disagreements in connection with their reports.

The Registrant has provided a copy of this disclosure to Arthur Andersen LLP, and the Registrant requested that Arthur Andersen LLP furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether or not Arthur Andersen LLP agrees with the statements made by the Registrant, and if not, stating the respects in which Arthur Andersen LLP does not agree. A copy of the response from Arthur Andersen LLP indicating their agreement with the statements is included as Exhibit 16 to this report.

On February 11, 2002, as a result of a Board Resolution dated February 9, 2002, the Company engaged Good Swartz Brown & Berns LLP as its principal accountant to audit the Company's Financial Statements. During the Company's last three most recent fiscal years and the subsequent interim periods to date hereof, the Company has not consulted with Good Swartz Brown & Berns LLP on items which concerned the application of accounting principles to a specified transaction, whether complete or proposed, nor on any subject matter of a disagreement or reportable event with Arthur Andersen LLP.






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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           THE PLASTIC SURGERY COMPANY



February 28, 2002                          /s/ DENNIS CONDON
                                           ----------------------------------
                                           Dennis Condon
                                           President and Chief Executive Officer




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                                  EXHIBIT INDEX



Exhibit Number             Description

16       Letter Regarding Change in Certifying Accountant